UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 2, 2013

Tech Data Corporation
(Exact name of registrant as specified in its charter)

Florida	0-14625	59-1578329
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5350 Tech Data Drive Clearwater, Florida	33760
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   727-539-7429

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 1, 2013, Tech Data Corporation (the "Company") received a letter from The NASDAQ Listing Qualifications Department ("Nasdaq") notifying the Company that it has not regained compliance with Nasdaq Listing Rule 5250(c)(1) (the "Rule"), in pertinent part, the continued listing requirement to timely file all required periodic reports with the Securities and Exchange Commission, and, therefore, that the Company's common stock would be subject to delisting unless the Company timely requests a hearing before a Nasdaq Listing Qualifications Panel (the "Panel").

The Company intends to timely request a hearing before the Panel. At the hearing, the Company will present its plan for regaining compliance with the Rule, and request continued listing pending its return to compliance. The hearing request automatically stays the delisting for a period of 15 calendar days from the date of the request. In addition, in connection with its request for a hearing, the Company will request that the Panel continue the stay of delisting until the conclusion of the hearing process. The Panel has the discretion to grant the Company an extension of time within which to regain compliance with the Rule for a period not to exceed 360 days from the original due date for the first late filing, or March 27, 2014. There can be no assurance that the Panel will grant the Company's request for a stay of delisting pending the hearing or its request to extend the time within which to regain compliance with the Rule and for continued listing.

As previously reported, the Company is not in compliance with the Rule because it did not timely file its Annual Report on Form 10-K for the fiscal year ended January 31, 2013, and its Quarterly Reports on Form 10-Q for the fiscal quarters ended April 30, 2013 and July 31, 2013. The failures to timely file these reports are due to a pending restatement of financial statements and related investigation previously disclosed in a Current Report on Form 8-K dated March 21, 2013. Further information regarding these matters is disclosed in Current Reports on Form 8-K dated April 1, 2013 and April 3, 2013 and in Forms 12b-25 dated April 1, 2013, June 10, 2013 and September 9, 2013.

A copy of the Company press release announcing the receipt of the Nasdaq notification letter is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Forward Looking Statements

The report includes "forward-looking statements" within the meaning of the federal securities laws and regulations, including those regarding the Company's intent to timely request a hearing before the Panel and the Company's intent to request that the Panel continue to stay the delisting pending the hearing process. These statements are subject to risks and uncertainties, including the risk that additional information relating to the scope of the improprieties may arise from the ongoing review of this matter, the risk that the process of preparing the financial statements or other subsequent events would require the Company to make additional adjustments, the time and effort required to complete the restatement of certain financial statements and the ramifications of the Company's potential inability to timely file required periodic reports. A number of important factors could cause actual events and results to differ materially from those contained in or implied by the forward-looking statements. Forward-looking statements reflect management's analysis as of the filing date of this Current Report on Form 8-K, and the Company does not undertake to update or revise these statements to reflect subsequent developments.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	October 2, 2013 Press Release by Tech Data Corporation

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tech Data Corporation (Registrant)
October 2, 2013 (Date)	/s/ JEFFERY P. HOWELLS Jeffery P. Howells Executive Vice President & Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	October 2, 2013 Press Release by Tech Data Corporation